Exhibit 99.1

FOR IMMEDIATE RELEASE

FRIENDFINDER NETWORKS CONTINUES TO SUCCESSFULLY
OPTIMIZE BUSINESS RESULTING IN ADJUSTED EBITDA OF $8.0 MILLION FOR JULY 2012

(Sunnyvale, CA – September 13, 2012) FriendFinder Networks Inc. (NasdaqGM: FFN) (the “Company”), a leading internet and technology company providing services in the rapidly expanding markets of social networking and web-based video sharing, today announced improved operating results.

“As highlighted in our recent second quarter earnings release and conference call, FriendFinder Networks has undertaken an aggressive effort to optimize our business and streamline our cost structure. In doing so, we have redirected our efforts to foster stronger growth in our core network of brands,” said Anthony Previte, Chief Executive Officer of FriendFinder Networks. “The overarching goals are to improve new subscriber conversion rates and to reduce churn and customer acquisition costs. For the month of July 2012, these efforts resulted in significant operational improvements, including strong adjusted EBITDA.”

Non-GAAP Financial Measures

Management believes that certain non-GAAP financial measures of earnings before deducting net interest expense, income taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA are helpful financial measures as investors, analysts and others frequently use EBITDA and Adjusted EBITDA in the evaluation of other companies in FriendFinder Networks Inc.’s industry.

These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in FriendFinder Networks Inc.’s industry, as other companies in FriendFinder Networks Inc.’s industry may calculate such financial measures differently, particularly as it relates to nonrecurring, unusual items. The Company’s non-GAAP financial measures of EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or as alternatives to net income or as indications of operating performance or any other measure of performance derived in accordance with GAAP.

Management derived EBITDA and Adjusted EBITDA for the month ended July 31, 2012 using the adjustments shown in the attached reconciliation table.

SAFE HARBOR

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the SEC, including its Form 10-K for the year ended December 31, 2011.  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above and subject to such risk factors discussed in the Company’s recent SEC filings.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

ABOUT FRIENDFINDER NETWORKS INC.

FriendFinder Networks Inc. (www.FFN.com) is an internet-based social networking and technology company operating several of the most heavily visited websites in the world, including AdultFriendFinder.com, Amigos.com, AsiaFriendFinder.com, Cams.com, FriendFinder.com, BigChurch.com and SeniorFriendFinder.com. FriendFinder Networks Inc. also produces and distributes original pictorial and video content and engages in brand licensing.

Investor Contact for FriendFinder Networks Inc.
Jeffrey Goldberger / Rob Fink
KCSA Strategic Communications
212.896.1206 or jgoldberger@kcsa.com / rfink@kcsa.com

Media Contact for FriendFinder Networks Inc.
Lindsay Trivento
Director, Corporate Communications
561.912.7010 or ltrivento@ffn.com

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Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA

Month Ended July 31, 2012 (Unaudited)

GAAP net income	$1,083
Add: Interest expense, net	7,109
Subtract/Add: Income tax (benefit)/expense	-
Add: Amortization of acquired intangible assets and software	1,244
Add: Depreciation and other amortization	255
EBITDA	$9,691
Subtract/Add: (Gain)/Loss related to VAT liability not charged to customers	(1,809)
Add: Discontinued Operations	116
Adjusted EBITDA	$7,998